Exhibit 10.34

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is made as of the 9th day of March, 2019 (the “Effective Date”) by and between BIN INSURANCE HOLDINGS, LLC, a Delaware limited liability company (“Sublessor”) and JIO, INC., a Delaware corporation (“Sublessee”).

WITNESSETH:

WHEREAS, pursuant to that certain Office Lease Agreement dated May 13, 2013 (the “Original Lease”), as amended by that certain First Amendment to Lease dated November 17, 2014 (the “First Amendment”), by that certain Second Amendment to Lease dated June 10, 2015 (the “Second Amendment”), by that certain Third Amendment to Lease dated October 12, 2015 (the “Third Amendment”) and by that certain Fourth Amendment to Lease dated February 9, 2018 (the “Fourth Amendment”, the Original Lease as amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment is hereinafter referred to as the “Lease”) by and between 30 North LaSalle Partners, LLC, a Delaware limited liability company (“Lessor”) and Sublessor, Sublessor currently leases approximately 28,250 rentable square feet (the “Leased Premises”) in that certain office building located at 30 North LaSalle Street, Chicago, Illinois, (the “Building”), as more particularly described in the Lease; and

WHEREAS, Sublessor desires to sublet a portion of the Leased Premises containing approximately 3,915 rentable square feet on the 26th Floor of the Building known as Suite 2630 and more particularly depicted on the sketch attached as Exhibit A hereto (the “Sublet Premises”) to Sublessee together with that certain personal property located within the Sublet Premises (the “Personal Property”) as described on Exhibit B attached hereto, upon the terms and conditions contained herein. The Sublet Premises, together with the Personal Property, shall sometimes hereinafter be referred to as the “Property”.

NOW, THEREFORE, the parties hereto, for themselves and their respective successors and assigns, in consideration of the premises and the covenants hereinafter contained, the receipt and sufficiency of which is hereby acknowledged, do covenant and agree as follows:

1.    Sublease. Sublessor hereby sublets to Sublessee and Sublessee hereby sublets from Sublessor the Property, together with all the components, parts, additions, accessories, and attachments associated with the Personal Property, upon the terms and conditions set forth herein, and Sublessor also sublets to Sublessee all of Sublessor’s rights under the Lease with respect to the Sublet Premises to use in common with all other tenants and occupants of the Building, those areas within the Building used for corridors, foyers, mail rooms, restrooms, vending areas, lobby areas, general office areas, waiting rooms, entrances, exits, sidewalks, pedestrian walkways, driveways, parking areas, landscaped areas, fountains and similar facilities provided for the common use, benefit or support of tenants generally and/or the public.

2.    Term. The term of this Sublease (the “Term”) shall commence and Sublessor shall deliver possession of the Property to Sublessee on the date that is the later of (i) March 15, 2019 and (ii) the receipt of Lessor’s consent pursuant to Section 33 of this Sublease (the “Commencement Date”) and end at 11:59 p.m. on December 30, 2023 (the “Expiration Date”), unless sooner terminated under the terms of the Lease or this Sublease. Notwithstanding any other provision hereof, the termination or expiration of the Lease for any reason shall automatically result in the termination of this Sublease immediately upon such termination or expiration of the Lease and, except as otherwise expressly provided herein, the obligations of the parties hereunder to be performed from and after such termination or expiration shall cease as of the date of such expiration or termination of the Lease. Sublessor shall in no event be liable to Sublessee for any loss or damage occasioned by, or resulting from, the expiration or termination of the Lease, unless the Lease is terminated by Lessor as a direct result of any default by Sublessor (after notice and expiration of any applicable cure period) under any provision of the Lease not assumed by Sublessee under this Sublease.

3.    Rent.

(a)    Base Rent. Beginning on the Commencement Date, (the “Rent Commencement Date”), Sublessee hereby covenants and agrees to pay Sublessor base rent (the “Base Rent”) during the Term according to the following schedule:

Time Period	Annual Rate PSF	Annual Base Rent	Monthly Payment
First 90 days following Commencement Date	$0	$0	$0
91st day following Commencement Date to 2/28/20	$32.50	$127,237.50	$10,603.13
3/1/20 – 2/28/21	$33.00	$129,195.00	$10,766.25
3/1/21 – 2/28/22	$33.50	$131,152.50	$10,929.38
3/1/22 – 2/28/23	$34.00	$133,110.00	$11,092.50
3/1/23 – 12/30/23	$34.50	$135,067.50	$11,255.63

Sublessee shall pay to Sublessor the Base Rent in advance, without demand and without abatement, deduction or offset, beginning on the Rent Commencement Date and continuing on or before the first day of each and every calendar month thereafter during the Term. The monthly installments of Rent (as hereinafter defined) for partial calendar months shall be prorated.

(b)    Additional Rent. In addition to the payment of Base Rent, commencing on January 1, 2020, Sublessee shall pay to Sublessor, as Additional Rent, the amount by which “Tenant’s Pro Rata Share of Taxes and Expenses” (as such term is defined in the Lease) for the Sublet Premises exceeds the Tenant’s Pro Rata Share of Taxes and Expenses paid by Sublessor for the Sublet Premises during calendar year 2019. Sublessee shall pay the amount of Tenant’s Pro Rata Share of Taxes and Expenses in excess of that paid by Sublessor for calendar year 2019 within ten (10) days after a statement of the same is presented to Sublessee by Sublessor. The installments of Base Rent and Additional Rent for any partial month during the Term of this Sublease shall be prorated based upon the actual number of days in the month in question. Base Rent and Additional Rent are sometimes hereinafter referred to as “Rent”.

4.    Security Deposit. On or before the Effective Date, Sublessee shall deposit with Sublessor the sum of $33,277.50 in the form of cash as a security deposit (the “Security Deposit”) to secure performance of Sublessee’s obligations under this Sublease during the Term. If Sublessee fails to pay Rent or other sums when due, the Security Deposit may, at Sublessor’s option, be applied to such unpaid amounts. If the Security Deposit is drawn against in whole or in part, Sublessee shall restore the Security Deposit to its original amount within five (5) business days of written request by Sublessor. The Security Deposit (or an accounting thereof) shall be returned to Sublessee within thirty (30) days after termination or expiration of this Sublease and surrender of the Sublet Premises by Sublessee in accordance with the terms of this Sublease, less lawful deductions for damages and other sums due under this Sublease. The Security Deposit shall not be considered an advance payment of rental or a measure of Sublessor’s damages in case of default by Sublessee.

5.    Use, Sublease and Assignment. Sublessee shall not have the right to use the Sublet Premises for any purpose other than those uses permitted under the Lease. Sublessee shall not (a) permit any transfer by operation of law, bankruptcy, or otherwise of Sublessee’s interest in the Sublet Premises, or (b) assign this Sublease or sub-sublet the Sublet Premises, or any portion thereof, without in each case first obtaining the written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed. Any such sub-sublease or assignment must comply with the terms of the Lease and is subject to Lessor’s consent.

6.    Personal Property Use. Sublessee shall have the right to use the Personal Property subleased hereunder solely at the Sublet Premises, and shall not relocate the Personal Property from the Sublet Premises. Such Personal Property is subleased to Sublessee in its present condition, AS IS and with no warranties, express or implied.

7.    Additional Services. If, under any provision of the Lease, any Rent or other charge shall be payable by Sublessor to Lessor because of extra services ordered by or activities undertaken by or on behalf of Sublessee with respect to the Property or on account of Sublessee’s default hereunder, then Sublessee shall pay to Sublessor such additional charge within ten (10) days of demand by Sublessor. Sublessee hereby agrees that any and all such requests for extra services and/or activities for the benefit of Sublessee shall be made by Sublessee in writing to Lessor, with a copy to Sublessor. In no event shall Sublessor be responsible for any matter associated with the provision, or lack of provision, of any such extra services or activities, provided that upon request by Sublessee, Sublessor shall use commercially reasonable efforts to assist Sublessee, as necessary, in obtaining such services from Lessor.

8.    Alterations.

(a)    Notwithstanding anything in the Lease to the contrary, Sublessee shall not make or suffer to be made any alterations, additions, or improvements to the Sublet Premises, or attach any fixtures or equipment in, on, or to the Sublet Premises or any part thereof (“Alterations”), without the prior written consent of Sublessor and Lessor. Sublessor shall not withhold, condition or delay its consent unless Lessor withholds its consent. Sublessor shall reasonably cooperate with Sublessee to obtain the consent of Lessor, and any fees billed by Lessor in accordance with the Lease in connection with its review of any plans or request for consent, including, without limitation, any administrative fee, construction management or supervisory fee, and any other fees payable by Sublessor to Lessor in connection with a request to approve Alterations requested by Sublessee, shall be paid by Sublessee within ten (10) days of demand. When applying for such consent, Sublessee shall, at its own expense, if requested by Lessor, furnish complete plans and specifications for such Alterations.

(b)    In connection with any Alterations, Sublessee shall comply with all applicable provisions of the Lease in making any such Alterations, as well as any restoration obligations imposed thereunder; and the same shall be constructed in accordance with applicable laws, ordinances, rules and regulations. In addition, prior to construction of any such Alterations, Sublessee shall provide all such assurances to Lessor as Lessor may reasonably require in accordance with the Lease. If Lessor shall so require in accordance with the Lease or as a condition to Lessor’s consent to such Alterations, then Sublessee shall be required, at Sublessee’s sole cost, to remove any or all of its Alterations and put the Sublet Premises back to its original condition prior to the making of such Alterations before the Expiration Date.

9.    Insurance; Waiver of Subrogation. Sublessee shall maintain as to the Property, at its sole cost and expense, all of the insurance coverages and in such amounts as are required of Sublessor in the Lease.

10.    Obligations.

(a)    Excluding the matters contained herein which will be governed by this Sublease, Sublessee agrees (i) to be bound by the terms and conditions of the Lease and (ii) to perform Sublessor’s obligations (other than Sublessor’s obligation under the Lease to pay Base Rent and Tenant’s Pro Rata Share of Taxes and Expenses) with respect to the Property as set forth in the Lease with respect to periods on and after the Commencement Date. Sublessor shall in no event be obligated to perform Lessor’s obligations under the Lease or to enforce the terms, covenants, obligations and conditions on the part of, or to be performed by, Lessor under the Lease. With respect to the performance of obligations required of Lessor under the Lease, Sublessor’s sole obligation with respect thereto shall be to request the same for Sublessee, upon written request from Sublessee, and to use reasonable efforts to obtain the same from Lessor, but in no event shall Sublessor be obligated to incur any expense associated with such effort. Sublessor shall not be liable in damages for or on account of any failure by Lessor to perform the obligations and duties imposed on it under the Lease. No rights or options of Sublessor arising from the Lease are granted or assigned to Sublessee, including, but not limited to, any rights or options to renew, extend, expand, surrender or terminate the Lease, any audit rights, any rights to improvement or other allowances or concessions, any signage rights, any abatements, allowances, credits or allowances of any kind.

(b)    Sublessee hereby further agrees that this Sublease is subject and subordinate to the Lease and to any matters to which the Lease is or shall be subordinate. In the event of termination of the Lease, this Sublease shall be deemed automatically terminated. The provisions of this paragraph shall be self-operative and no further instrument shall be required to give effect to this provision.

11.    Condition and Use of the Property; Preparation of Property.

(a)    Sublessee hereby agrees to accept the Property in its “AS IS” “WHERE IS” condition, “WITH ALL FAULTS” associated therewith, and Sublessee agrees that it has inspected the Property and acknowledges that no representations, express or implied, of any kind, with respect to the condition thereof have been made to Sublessee by Sublessor.

(b)    Sublessee will not allow the Property to be used for any unlawful, or objectionable purpose. Sublessee shall comply with all applicable laws, ordinances and regulations applicable to the use of the Property and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in connection with the Property caused by Sublessee, all at Sublessee’s sole expense. Sublessee shall not do or permit anything to be done on or about the Sublet Premises or bring or keep anything in the Sublet Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Sublet Premises by fire or other casualty or against liability for damage to property or injury to persons in or about the Sublet Premises any part thereof. Sublessee shall use the Property in a careful, safe and proper manner and shall keep the Property in a neat and sanitary condition and shall not commit or permit any nuisance or waste on or in, or about the Property. Sublessee shall dispose of all debris, trash and waste in compliance with all applicable laws and regulations.

12.    Sublessee Default. In the event that Sublessee (a) fails to pay any amount due hereunder within five (5) days after written notice from Sublessor that such amount is past due under this Sublease; (b) fails to cure a default of a non-monetary obligation within thirty (30) days after written notice; provided, however, that if the nature of Sublessee’s nonperformance is such that more than thirty (30) days are reasonably required for its cure, then Sublessee shall be allowed additional time as is reasonably necessary to cure the failure so long as Sublessee commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion; (c) fails to perform any of the Lease obligations with respect to the Property for which Sublessee is responsible pursuant to the terms hereof; (d) fails to vacate and surrender possession of the Sublet Premises upon the Expiration Date or the earlier termination of this Sublease; (e) shall be adjudged bankrupt or insolvent or shall make an assignment for the benefit of creditors; or (f) if a receiver or trustee of Sublessee’s property shall be appointed and not discharged within forty five (45) days, such occurrence shall be an event of default (a “Sublessee Default”) and Sublessor shall have any and all rights and remedies set forth in Section 13 hereof, in addition to all rights and remedies available to it at law and equity, including the rights of Lessor for a default by Sublessor under the Lease.

13.    Sublessor Remedies Upon Sublessee Default.

(a)    In connection with a Sublessee Default, Sublessor shall have all rights and remedies of Lessor set forth in the Lease as against Sublessee, as if Sublessee were the lessee under the Lease, and such rights as may be available at law or in equity. In addition to such rights and remedies, and notwithstanding any such rights and remedies which may be contrary to those of Lessor in the Lease, upon the occurrence of any such Sublessee Default, Sublessor shall have the option to pursue any one or more of the following remedies concurrently or consecutively and not alternatively:

(i)    Sublessor may, at its election, terminate this Sublease or terminate Sublessee’s right to possess the Property without terminating this Sublease. Notwithstanding any election to continue this Sublease in effect, Sublessor may at any time thereafter elect to terminate this Sublease or in any other manner exercise its rights and remedies for Sublessee’s default.

(ii)    Upon any termination of this Sublease, whether by lapse of time or otherwise, or upon any termination of Sublessee’s right to possession without termination of this Sublease, Sublessee shall surrender possession and vacate the Property immediately, and deliver possession thereof to Sublessor.

(iii)    Upon Sublessee’s failure to vacate and surrender possession of the Property upon the expiration of the Term or the earlier termination of this Sublease, Sublessor may alter any and all locks and other security devices at the Sublet Premises, and if it does so, Sublessor shall not be required to provide a new key or other access right to Sublessee unless Sublessee has cured all Sublessee Defaults; provided, however, that in any such instance, during Sublessor’s normal business hours and at the convenience of Sublessor, and upon the written request of Sublessee accompanied by such written waivers and releases as Lessor may reasonably require, Sublessor will escort Sublessee or its authorized personnel to the Sublet Premises to retrieve any personal belongings or other property of Sublessee.

(iv)    Upon any termination of this Sublease, whether by lapse of time or otherwise, Sublessor shall be entitled to recover an amount equal to the sum of the cost of performing any covenants which should have otherwise been performed by Sublessee hereunder.

(b)    If, on account of any breach or default by Sublessee in Sublessee’s obligations under the terms and conditions of this Sublease, it shall become necessary or appropriate for Sublessor to employ or consult with an attorney concerning or to enforce or defend any of Sublessor’s rights or remedies arising under this Sublease, Sublessee agrees to pay all Sublessor’s reasonable attorney’s fees so incurred. SUBLESSEE EXPRESSLY WAIVES ANY RIGHT TO: (A) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LESSORS OR LESSEES, BUT NOT REQUIRED BY THE TERMS OF THIS SUBLEASE; AND (B) ASSERT A CLAIM AGAINST SUBLESSOR FOR INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS OR BUSINESS OPPORTUNITY, ARISING UNDER OR IN CONNECTION WITH THIS SUBLEASE.

(c)    Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Sublease or any other remedies provided by law or in equity (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Sublease constitute a forfeiture or waiver of any damages accruing to Sublessor by reason of the violation of any of the terms, provisions and covenants contained in this Sublease. In connection with any exercise by Sublessor of the rights provided herein, Sublessee waives all rights of redemption or relief from forfeiture under any other present or future law, in the event Sublessee is evicted or Sublessor otherwise lawfully takes possession of the Sublet Premises by reason of any default by Sublessee.

(d)    No act or thing done by Sublessor or its agents during the Term shall be deemed a termination of this Sublease or an acceptance of the surrender of the Property, and no agreement to terminate this Sublease or accept a surrender of the Property shall be valid, unless in writing signed by Sublessor. No waiver by Sublessor of any violation or breach of any of the terms, provisions and covenants contained in this Sublease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Sublease. Sublessor’s acceptance of payments after the occurrence of a Sublessee Default shall not be construed as a waiver of such Sublessee Default, unless Sublessor so notifies Sublessee in writing. Forbearance by Sublessor in enforcing one or more of the remedies provided in this Sublease upon the occurrence of a Sublessee Default shall not be deemed or construed to constitute a waiver of such Sublessee Default or of Sublessor’s right to enforce any such remedies with respect to such Sublessee Default or any subsequent Sublessee Default.

(e)    Any and all property which may be removed from the Sublet Premises by Sublessor pursuant to the authority of this Sublease, the Lease or of law or in equity, to which Sublessee is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Sublessor, but at the risk, cost and expense of Sublessee, and Sublessor shall in no event be responsible for the value, preservation or safekeeping thereof. Sublessee shall pay to Sublessor, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Sublessor’s possession or under Sublessor’s control. Any such property of Sublessee not retaken by Sublessee from storage within ten (10) business days after removal from the Sublet Premises shall, at Sublessor’s option, be deemed conveyed by Sublessee to Sublessor under this Sublease as by a bill of sale without further payment or credit by Sublessor to Sublessee.

14.    Indemnification. To the extent not expressly prohibited by law, and except in the event of Lessor’s or Sublessor’s or their respective officers’, directors’, employees’, members’, managers’ or agents’ gross negligence or willful misconduct, neither Lessor nor Sublessor nor any of their respective officers, directors, employees, members, managers, or agents shall be liable to Sublessee, or to Sublessee’s agents, servants, employees, customers, licensees, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Sublessee, its agents, servants, employees, customers, invitees, licensees or by any other person entering the Sublet Premises or upon the Building under the invitation of Sublessee or arising out of the use of the Property by Sublessee and the conduct of its business or out of a default by Sublessee in the performance of its obligations hereunder. SUBLESSEE HEREBY INDEMNIFIES AND HOLDS LESSOR, SUBLESSOR AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, MEMBERS, MANAGERS AND AGENTS (“INDEMNITEES”), HARMLESS FROM ALL LOSSES, COSTS, CLAIMS, LIABILITIES, DAMAGES AND EXPENSES WITH RESPECT TO THE PROPERTY, A PERSON IN OR ON THE BUILDING OR THE SUBLET PREMISES AND THIS INDEMNITY SHALL BE ENFORCEABLE TO THE FULL EXTENT WHETHER OR NOT SUCH LIABILITY AND CLAIMS ARE THE RESULT OF THE SOLE, JOINT OR CONCURRENT ACTS, NEGLIGENT OR INTENTIONAL, OR OTHERWISE, OF SUBLESSEE, OR ITS EMPLOYEES, AGENTS, SERVANTS, CUSTOMERS, INVITEES OR LICENSEES. SUCH INDEMNITY FOR THE BENEFIT OF INDEMNITEES SHALL BE ENFORCEABLE EVEN IF INDEMNITEES, OR ANY ONE OR MORE OF THEM HAVE OR HAS CAUSED OR PARTICIPATED IN CAUSING SUCH LIABILITY AND CLAIMS BY THEIR JOINT OR CONCURRENT ACTS, NEGLIGENT OR INTENTIONAL, OR OTHERWISE, BUT IN SUCH EVENT SUBLESSEE SHALL NOT BE RESPONSIBLE FOR THAT PORTION OF ANY LOSS WHICH IS HELD TO BE CAUSED BY THE NEGLIGENCE OR STRICT LIABILITY OF ONE OR MORE OF THE INDEMNITEES. NOTWITHSTANDING THE TERMS OF THIS SUBLEASE TO THE CONTRARY, THE TERMS OF THIS SECTION SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS SUBLEASE.

15.    Notices. Any notice, approval, request, consent, bill, statement or other communication required or permitted to be given, rendered or made by either party hereto (provided the parties agree that counsel representing a party to this Sublease shall have the right to deliver notices on behalf of the party represented), shall be in writing and shall be sent to the parties hereto by certified United States mail, postage prepaid, return receipt requested, or a nationally recognized overnight courier with proof of delivery at the following addresses:

Sublessor:	BIN Insurance Holdings, LLC 30 North LaSalle Street, Suite 2500 Chicago, Illinois 60602 Attention:

Sublessee:	JIO, INC.
351 W Hubbard Street, Suite 400 Chicago, IL 60654 Attention: John Renaldi

Either Sublessor or Sublessee may, by notice to the other, change the address(es) to which notices are to be sent. All notices shall be deemed effective upon receipt or upon refusal to accept delivery.

16.    Consent. Sublessee acknowledges that where consent of Lessor is required under the Lease, Sublessor’s consent is also required. To the extent that any of the provisions of the Lease conflict with or are inconsistent with the provisions of this Sublease, whether or not such inconsistency is expressly noted herein, the provisions of the Lease, as between Sublessor and Sublessee, shall in all instances prevail over this Sublease.

17.    Access. Sublessor shall have the right to enter upon or obtain access to the Sublet Premises or any part thereof without charge at all reasonable times upon reasonable prior notice to inspect the Property, or to otherwise exercise or perform any of the rights or obligations of Sublessor under the Lease or this Sublease. At any time during the Term of this Sublease, Sublessor may, at Sublessor’s option, enter into and upon the Sublet Premises if Sublessor determines in its sole discretion that Sublessee is not acting within a commercially reasonable time to maintain, repair or replace anything for which Sublessee is responsible under this Sublease, or the Lease, and correct the same after providing not less than five (5) days’ prior written notice (except in the event of an emergency, in which event no prior notice shall be required), without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Sublessee’s business resulting therefrom, provided that Sublessee shall reimburse Sublessor within ten (10) business days for all costs and expenses incurred by Sublessor in connection therewith.

18.    Intentionally Omitted.

19.    Severability. If any term or provision of this Sublease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this

Sublease or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby; and each term and provision of this Sublease shall be valid and be enforceable to the fullest extent permitted by applicable law.

20.    Brokers. Sublessor and Sublessee each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than, MB Real Estate, representing the Sublessor, and Cushman & Wakefield, representing the Sublessee (the “Disclosed Brokers”) in connection with the negotiation of this Sublease, and no other broker, person, or entity is entitled to any commission or finder’s fee in connection with the negotiation of this Sublease. Sublessor and Sublessee each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.

21.    Holdover. Notwithstanding anything stated in the Lease to the contrary, if Sublessee remains in possession of the Property following the expiration of the Term of this Sublease, Sublessee’s tenancy shall be deemed a tenancy at sufferance, subject to all of the terms, conditions, provisions and obligations of this Sublease and the Lease, except that during such period of holdover, the annual Rent shall be the holdover rent payment set forth in the Lease applicable to the Sublet Premises. Nothing contained in this Section 21 shall affect or limit any of Sublessor’s other rights or remedies under any provision of this Sublease.

22.    Environmental. During the Term of this Sublease, Sublessee shall not use, generate, manufacture, process, treat, store, warehouse, release, or incorporate “Hazardous Materials” (as defined herein) onto the Sublet Premises except in accordance with Environmental Laws (as defined below) or in the ordinary course of business. Sublessee shall also, at its own cost, comply with all Environmental Laws applicable to Sublessee or to the Sublet Premises. For the purposes hereof, “Environmental Laws” shall mean any applicable federal, state, county, regional or local statutes, laws, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authorities relating to environmental, health or safety matters (including, without limitation, Hazardous Materials [as defined hereinafter]). For the purposes hereof, “Hazardous Materials” shall mean any chemical, material or substance, exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority or which even if not so prohibited, limited or regulated. If Hazardous Materials are used, stored, generated, contained or disposed of on or in the Sublet Premises, or if the Sublet Premises becomes contaminated in any manner due to the actions or omissions of Sublessee or its agents, employees, contractors or invitees, Sublessee shall indemnify, defend (with counsel reasonably acceptable to Sublessor) and hold Sublessor harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities and losses arising during or after the Term and as a result of such use, storage, generation, disposal or contamination in violation of Environmental Laws. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if Sublessee causes or permits the presence of any Hazardous Materials on the Sublet Premises in violation of Environmental Laws that results in contamination, Sublessee shall promptly, at its sole expense, take any and all necessary actions to return the Sublet Premises to the condition existing prior to the presence of any such Hazardous Materials on the Sublet Premises; provided, however, Sublessee must obtain Sublessor’s prior written approval for any such remedial action. Sublessee shall be responsible for the application for and maintenance of all required permits, the submittal of all notices and reports, proper labeling, training and record keeping, and timely and appropriate response to any release or other discharge by Sublessee of Hazardous Materials under Environmental Laws. During the Term of this Sublease, Sublessee shall promptly provide Sublessor with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders of decrees, claims, complaints, investigations, judgments, letters, notices of environmental liens or response actions in progress, and other communications, written or oral, actual or threatened, from any federal, state, or local agency or authority, or any other entity or individual, concerning (a) any release of a Hazardous Material to the Sublet Premises; (b) the imposition of any lien on the Sublet Premises; or (c) any alleged violation of or responsibility under Environmental Laws at the Sublet Premises. Sublessee shall not be responsible for remediating any Hazardous Materials existing on the Sublet Premises prior to the Effective Date. The indemnity obligations of Sublessee under this Section 22 shall survive the expiration or earlier termination of this Sublease.

23.    Surrender of the Sublet Premises. Sublessee, on the Expiration Date or the date of earlier termination of this Sublease, shall peaceably surrender the Personal Property in as good condition as when Sublessee took possession and shall surrender the Sublet Premises, in broom-clean condition and otherwise in as good condition as when Sublessee took possession, and in the condition required by the Lease and subject to Sublessee’s obligation to remove any of its Alterations or improvements as set forth herein, except for reasonable wear and tear subsequent to the last repair, replacement, restoration or alteration required by this Sublease. Sublessee shall remove Sublessee’s property on or before the Expiration Date or the date of earlier termination of this Sublease, and pay the cost of repairing all damage to the Property caused by such removal.

24.    Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

25.    Entire Agreement. This Sublease, the Exhibits attached hereto, if any, and the provisions of the Lease, which have been incorporated herein by reference, contain the entire agreement between the parties concerning the Property and shall supersede any other agreements between the parties concerning this matter, whether oral or written. This Sublease shall not be modified, cancelled or amended except by written agreement, signed by both parties.

26.    Counterparts. This Sublease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. Facsimile or electronically submitted signatures shall be deemed original signatures.

27.    Binding Effect. This Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

28.    Governing Law. This Sublease shall be governed by and construed in accordance with the internal laws of the State of Illinois.

29.    Authority. Sublessee represents and warrants to Sublessor that it has the power and authority to execute and deliver this Sublease and perform its obligations hereunder. Sublessor represents and warrants to Sublessee that it has the power and authority to execute and deliver this Sublease and perform its obligations hereunder.

30.    Waivers. No waiver by any party of a breach of any provision of this Sublease, and no failure by any party to exercise any right or remedy relating to a breach of any provision of this Sublease, shall (a) constitute a waiver or relinquishment for the future of such provision, (b) constitute a waiver of or consent to any subsequent breach of such provision, or (c) bar any right or remedy of such party relating to any such subsequent breach. The exercise by any party of any right or election under this Sublease shall not preclude such party from exercising any other right or election that it may have under this Sublease.

31.    Time of the Essence. Time is of the essence with respect to each provision of this Sublease.

32.    Waiver of Claims. Notwithstanding anything in this Sublease or the Lease to the contrary, Sublessee and Sublessor each hereby waive any and all rights of recovery, claim, action, or cause of action against the other, and its agents, employees, licensees, or invitees for any loss or damage to or at the Property, or any improvements of Sublessor or Sublessee therein or thereon by reason of fire, the elements, or any other cause which could be insured against under the terms of the insurance policies referred to hereinabove, regardless of cause or origin, including omission of Sublessor or Sublessee, or their respective agents, employees, licensees, or invitees.

33.    Lessor Consent. Sublessee expressly acknowledges that this Sublease is subject to Sublessor obtaining the consent of Lessor pursuant to the provisions of the Lease. Following execution of this Sublease by Sublessee, Sublessee will keep open Sublessee’s offer to enter into this Sublease for a period of fifteen (15) business days while Sublessor endeavors to obtain Lessor’s consent. If Sublessor is unable to obtain Lessor’s consent for any reason within fifteen (15) business days following submission by Sublessee to Sublessor of this Sublease executed by Sublessee, Sublessor may thereafter terminate this Sublease by providing written notice of such termination to Sublessee and neither party shall have any further obligations hereunder, except that Sublessor shall return any prepaid rent or security deposit held by Sublessor to Sublessee. Sublessor shall be responsible to pay any fees due to Lessor in order to obtain Lessor’s consent.

34.    Sublessor’s Obligations. Sublessor agrees to perform, according to the terms of the Lease, the obligations of Sublessor under the Lease that have not been assumed by Sublessee under this Sublease with respect to the Sublet Premises. Sublessor agrees that it will not modify or amend any of the terms of the Lease in a way that would materially impact Sublessee’s rights or obligations under this Sublease.

If Lessor defaults in the performance of any of its covenants or obligations under the Lease to Sublessor which such covenants and obligations directly affect the Sublet Premises, Sublessee shall have no rights or remedies against Sublessor but instead shall have the right, at Sublessee’s expense and in the name of Sublessor, to make any demand or institute any action or proceeding at law or in equity or otherwise against Lessor permitted under the Lease for the enforcement of Lessor’s obligations or covenants under the Lease. The foregoing notwithstanding, Sublessee shall furnish Sublessor with written notice of Lessor’s default and Sublessor at its option and expense may (i) seek to cure such default itself; (ii) bring its own action against Lessor; and/or (iii) allow Sublessee to make Sublessee’s claim directly against Lessor. Sublessor agrees that it will execute any reasonable demands, pleadings, documents or other written instruments and will otherwise reasonable cooperate with Sublessee as may be necessary to enable Sublessee to proceed in Sublessor’s name to enforce such obligations or covenants of Lessor under the Lease. Sublessee shall indemnify, defend and hold harmless Sublessor against all costs and expenses (including attorneys’ fees) suffered or to be suffered by Sublessor in connection with any such demand, action or proceeding undertaken by Sublessee.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have hereto executed this Sublease as of the Effective Date.

“Sublessor”:
BIN INSURANCE HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Kevin Mix

Name:	Kevin Mix

Title:	Controller

“Sublessee”:

JIO, INC., a Delaware corporation

By:	/s/ John Renaldi

Name:	John Renaldi

Title:	CEO

[Signature Page to Sublease Agreement]